As filed with the Securities and Exchange Commission on November 27, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE IMAGING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0239910
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

1900 South State College Boulevard

Suite 600

Anaheim, California 92806

 (Address of Principal Executive Offices including Zip Code)

1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries

(Full Title of the Plans)

Eli H. Glovinsky

Executive Vice President, Secretary and

General Counsel

Alliance Imaging, Inc.

1900 South State College Boulevard

Anaheim, California 92806

(714) 688-7100

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,700,000	$8.77	$14,900,500	$457.45
(1)

Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 1,700,000 common shares, which are in addition to shares previously registered under Registration Statement No. 333-73316.

(2)

This registration statement shall also cover any additional shares of common stock which become issuable under the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries (the “1999 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Registrant.

(3)

The proposed maximum offering price per share as to shares authorized for issuance pursuant to future awards granted under the 1999 Plan has been estimated, solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and the low prices for the Registrant’s common stock as reported on the New York Stock Exchange on November 20, 2007.

PART II

Information Required in the Registration Statement

This Registration Statement on Form S-8 is filed to register 1,700,000 additional shares of Alliance Imaging, Inc. (“Alliance Imaging”) common stock, par value $0.01 per share, which have been reserved for issuance under the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries (the “Plan”). This increase was approved by Alliance Imaging’s Board of Directors on March 16, 2007 and April 26, 2007, subject to approval by Alliance Imaging’s shareholders. On May 30, 2007, Alliance Imaging’s shareholders approved the increase in the number of shares reserved for issuance under the Plan. A total of 6,325,000 shares reserved under the Plan have previously been registered on Registration Statement 333-73316, filed on November 14, 2001. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of Registration Statement No. 333-73316 are hereby incorporated by reference herein, and the opinion and consents listed at Item 8 below are annexed hereto.

Item 8.       Exhibits

Exhibit Number	Description

4.1

1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (incorporated herein by reference to Appendix A to Alliance Imaging’s Proxy Statement for the Annual Meeting of Stockholders held on May 30, 2007).

5.1	Opinion as to the legality of the securities being offered.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the signature page hereto)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on November 27, 2007.

ALLIANCE IMAGING, INC.

By:	/s/ Eli H. Glovinsky
Eli H. Glovinsky, Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eli H. Glovinsky and Paul S. Viviano, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Paul S. Viviano	Chairman of the Board of Directors and Chief	November 27, 2007
Paul S. Viviano	Executive Officer (Principal Executive Officer)

/s/ Howard K. Aihara	Executive Vice President and Chief Financial	November 27, 2007
Howard K. Aihara	Officer (Principal Financial Officer)

/s/ Nicholas A. Poan	Senior Vice President, Corporate Finance and	November 27, 2007
Nicholas A. Poan	Chief Accounting Officer (Principal Accounting
Officer)

/s/ Neil F. Dimick	Director	November 27, 2007
Neil F. Dimick

/s/ Curtis S. Lane	Director	November 27, 2007
Curtis S. Lane

/s/ Anthony B. Helfet	Director	November 27, 2007
Anthony B. Helfet

/s/ Stephen A. Kaplan	Director	November 27, 2007
Stephen A. Kaplan

/s/ Michael P. Harmon	Director	November 27, 2007
Michael P. Harmon

/s/ Edward L. Samek	Director	November 27, 2007
Edward L. Samek

Index to Exhibits

Exhibit Number	Description

4.1

1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (incorporated herein by reference to Appendix A to Alliance Imaging’s Proxy Statement for the Annual Meeting of Stockholders held on May 30, 2007).

5.1	Opinion as to the legality of the securities being offered.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the signature page hereto)